Exhibit 10.22
SUBLEASE
     This Sublease is made as of the 9th day of November, 2004, by and between Citizens Securities, Inc., a New Hampshire corporation (hereinafter referred to as “Sublandlord”) and Nitro Data Systems, Inc., an Idaho corporation (hereinafter collectively referred to as “Subtenant”) with regard to the following facts.
RECITALS
     A. Sublandlord is the tenant under that certain Office Lease (the “Lease”), dated as of December 24, 1997, as amended by a First Amendment dated September 25, 1998 (the “First Amendment”), a Second Amendment dated July 19, 1999 (the “Second Amendment”), and a Third Amendment dated June 19, 2000 (the “Third Amendment”) (collectively, the “Master Lease”) with Dornoch LLC, a New Hampshire limited liability company (the “Landlord”) (a copy of said Master Lease is attached hereto as Exhibit A and by this reference made a part hereof (concerning approximately 12,880 +/- rentable square feet of office space (the “Premises”) located on the 3rd floor of the building (the “Building”) located at 230 Commerce Way, Portsmouth, New Hampshire.
     B. Subtenant desires to sublease the entire Premises from Sublandlord, and Sublandlord has agreed to sublease the Premises to Subtenant upon the terms, covenants and conditions herein set forth. The term “Premises” as used in this Sublease shall also mean the “Subleased Premises,” and vice versa.
AGREEMENT
     In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.
     1. SUBLEASE. Sublandlord hereby subleases to Subtenant and Subtenant hereby hires and takes from Sublandlord a portion of the Premises equaling approximately 4,343 +/- rentable square feet of floor space described more specifically in Exhibit B.
     2. TERM. The term of this Sublease shall commence on November 1, 2004 (“Commencement Date”) and shall end, unless sooner terminated as provided in the Master Lease, on May 31, 2008.
     3. RENT. Subtenant shall pay base rent during the term of this Sublease in the amount of $5,428.75 per month, payable monthly in advance on the first day of each month. Rent will be waived for the months of November and December 2004. Furthermore, in the event that the term of this Sublease shall begin or end on a date which is not the first day of a month, base rent shall be prorated as of such date. Concurrent with Subtenant’s execution of this Sublease, Subtenant shall pay to Sublandlord a Security Deposit in the amount of $5,000.00. Subtenant shall not be entitled to any interest that may accrue on the Security Deposit during the Term of this Sublease.
Rent commencement will begin January 8, 2005.

     4. USE. Subtenant covenants and agrees to use the Premises in accordance with the provisions of the Master Lease and for no other purpose and otherwise in accordance with the terms and conditions of the Master Lease and this Sublease.
     5. MASTER LEASE. As applied to this Sublease, the words “Landlord” and “Tenant” as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. Subtenant and this Sublease shall be subject in all respects to the terms of, and the rights of the Landlord under, the Master Lease. Except as otherwise expressly provided in Section 8 hereof, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Subleased Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.
     6. LANDLORD’S PERFORMANCE UNDER MASTER LEASE.
          6.1 Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform certain obligations which relate to the Premises required of Sublandlord by the terms of this Sublease. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations hereunder, to the extent that performance is beyond Sublandlord’s control and within the control of Landlord, are conditional upon due performance by the Landlord of its corresponding obligations under the Master Lease and Sublandlord shall not be liable to Subtenant for any default of the Landlord under the Master Lease. Subtenant shall not have any claim against Sublandlord by reason of the Landlord’s failure or refusal to comply with any of the provisions of the Master Lease unless such failure or refusal is a result of Sublandlord’s act or failure to act. This Sublease shall remain in full force and effect notwithstanding the Landlord’s failure or refusal to comply with any such provisions of the Master Lease and Subtenant shall pay the base rent and additional rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever. Notwithstanding the foregoing, should the Landlord’s failure or refusal to comply with any provisions of the Master Lease give rise to the right of Sublandlord to terminate the Master Lease, or to have the rent abated thereunder, then, as applicable, Subtenant shall concurrently terminate the Sublease, or Subtenant shall have its rent under the Sublease abated in the same proportion as Sublandlord’s rent is abated under the Master Lease. Subtenant covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions and conditions of the Master Lease, except as otherwise set forth herein. Furthermore, Subtenant and Sublandlord further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder.
          6.2 Whenever the consent of Landlord shall be required by, or Landlord shall fail to perform its obligations under, the Master Lease, Sublandlord agrees to use its commercially reasonable efforts to obtain, at Subtenant’s sole cost and expense, such consent

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and/or performance on behalf of Subtenant. If Landlord does not correct a failure to perform its obligations hereunder, Subtenant may inform Sublandlord in writing of any significant problems that may result indirectly from that failure. Upon such notice, Sublandlord shall be reasonable in assigning its right to seek corrective action to Subtenant, at Subtenant’s sole cost and expense.
          6.3 Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and that it has not been amended or modified except as described in the recitals and First Amendment, all obligations of both Landlord and Sublandlord thereunder have been satisfied and Sublandlord has neither given nor received a notice of default pursuant to the Master Lease.
          6.4 Sublandlord covenants as follows: (i) not to voluntarily terminate the Master Lease and not to take any actions (or fail to take any actions) which would constitute a default under the Master Lease, (ii) not to modify the Master Lease so as to adversely affect Subtenant’s rights hereunder, and (iii) to take all actions reasonably necessary to preserve the Master Lease, including but not limited to, the payment of rent and other sums due to Landlord thereunder, except to the extent that Subtenant pays same directly to Landlord.
          6.5 It is understood and agreed that Subtenant’s only monetary obligations under this Sublease are to pay base rent described in Section 3 above.
     7. VARIATIONS FROM MASTER LEASE. The following covenants, agreements, terms, provisions and conditions of the Master Lease are hereby modified or not incorporated herein:
          7.1 Notwithstanding anything to the contrary set forth in Sections I, IV, and VI of the Lease, as amended by the First Amendment, the term of this Sublease, the base rent payable under Section 3 of this Sublease, Tenant’s Pro Rata Share of increases in Taxes and Expenses payable under Section 4 of this Sublease, and the amount of the Security Deposit required of Subtenant shall be as set forth in this Sublease and not in the Master Lease.
          7.2 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease except for Grubb & Ellis/Cold Stream, on behalf of Sublandlord and Hedlund Realty on behalf of Subtenant. Each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder’s fees arising out of either of their acts in connection with this Sublease. The provisions of this Section 7.2 shall survive the expiration or earlier termination of this Sublease. The commission to Grubb & Ellis/Coldstream Real Estate Advisers, Inc. and Hedlund Realty has been memorialized in a separate agreement.
          7.3 Notwithstanding anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease, if any, shall be deemed to be the property of Sublandlord, but nothing herein shall prohibit Subtenant from recovery of any such insurance proceeds or condemnation awards which are specifically for Subtenant’s personal property. Subtenant shall provide insurance binders to Landlord naming Landlord as an additional insured.

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          7.4 Except for legal process, which may also be served as by law provided, any notice or communication required or permitted hereunder shall be in writing and shall be sent either by: (a) personal delivery service with charges therefor billed to shipper; (b) nationally recognized overnight delivery service (such as Federal Express, United Parcel Service, Airborne, etc.) with charges therefor billed to shipper; or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested. Any notice or communication sent as above provided shall be deemed given or delivered: (i) upon receipt, if personally delivered (provided delivery is confirmed by the courier delivery service); (ii) on the date of delivery by any nationally recognized overnight delivery service; or (iii) if sent by United States Mail, on the date appearing on the return receipt therefor, or if there is no date on such return receipt, the receipt date shall be presumed to be the postmark date appearing on such return receipt. Notice shall be considered given and received on the latest original delivery or attempted delivery date to all persons and addresses to which notice is to be given, as indicated on the return receipt(s) of the United States Mail or delivery receipts of the personal delivery service or nationally recognized overnight delivery service. Any notice or communication which cannot be delivered because of failure to provide notice of a change of address as herein provided or for which delivery is refused shall be deemed to have been given and received on the date of attempted delivery. Any notice or communication required or permitted hereunder shall be addressed to Sublandlord at Citizens Advisers, Inc., One Harbour Place, Suite 400, Portsmouth, NH 03801, Attention; Lisa McDonald Byrne and to Subtenant at Nitro Data Systems, Inc., 230 Commerce Way, Portsmouth, NH 03801, Attention: Terry Christensen, or at such other addresses as Sublandlord or Subtenant may have designated by notice to the other given as provided above.
          7.5 All amounts payable hereunder by Subtenant shall be payable directly to Sublandlord, and Sublandlord shall represent and warrant to pay its rental obligation to Landlord on a timely basis.
          7.6 Sublandlord shall deliver the Subleased Premises to Subtenant without any cubicles and in a clean condition. Subtenant shall be solely responsible for all alterations and improvements to the Subleased Premises subject to the Landlord’s approval. Subtenant shall erect, at Sublandlord’s expense, a wall partitioning the Subleased Premises from the remaining square footage of the Premises upon Subtenant obtaining the Landlord’s approval to perform alterations and/or improvements to the Subleased Premises. Any work to be performed under this provision shall be performed by the Landlord or a contractor approved by the Landlord. Subtenant, upon reasonable advance notice from Sublandlord, shall not unreasonably withhold consent for a telephone company representative or agent to access the phone lines that are situated on the Subleased Premises and service the telephone system for the remaining square footage of the Premises. Subtenant shall have the option to physically accompany any such telephone company representative or agent that is provided access to the Subleased Premises.
          7.7 Subtenant shall have no right to exercise the renewal option set forth in Exhibit A, Section 5 of the Lease, unless Landlord agrees to contract directly with Subtenant and fully release Sublandlord of any and all obligation, responsibility or reference, in any manner whatsoever, as related to the Lease.
     8. INDEMNITIES. Subtenant hereby agrees to protect, defend, indemnify and hold Sublandlord harmless from and against any and all liabilities, claims, expenses, losses and

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damages, including, without limitation, reasonable attorneys’ fees and disbursements, which may at any time be asserted against Sublandlord by (a) the Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease Subtenant is obligated to perform, or (b) any person by reason of Subtenant’s negligent or willful misconduct involving the use and/or occupancy of the Subleased Premises. Subtenant agrees to indemnify Landlord for any claims against Landlord with respect to Subtenant’s negligence or willful misconduct with respect to the use of the property. Sublandlord hereby agrees to indemnify, defend, protect, and hold Subtenant harmless from and against any and all losses, costs, claims, damages, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements), arising from any default by Sublandlord in the performance of any of Sublandlord’s obligations under the Master Lease (subject to Subtenant’s performance of its obligations as set forth in this Sublease). The provisions of this Section 8 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.
     9. CANCELLATION OF MASTER LEASE. In the event of the cancellation or termination of the Master Lease for any reason whatsoever or of the involuntary surrender of the Master Lease by operation of law prior to the expiration date of this Sublease, Subtenant agrees to make full and complete attornment to the Landlord under the Master Lease for the balance of the term of this Sublease and upon the then executory terms hereof at the option of the Landlord at any time during Subtenant’s occupancy of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to the Landlord. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request of the Landlord with opportunity for resolution by the Landlord and Subtenant of any significant changes in such agreement, and Subtenant waives the provisions of any law now or hereafter in effect which may give Subtenant any right of election to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by the Landlord under the Master Lease to terminate the Master Lease.
     10. CERTIFICATES. Each party hereto shall at any time and from time to time as requested by the other party upon not less than ten (10) days prior written notice, execute, acknowledge and deliver to the other party, a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications, if any) certifying the dates to which rent and any other charges have been paid and stating whether or not, to the knowledge of the person signing the certificate, that the other party is not in default beyond any applicable grace period provided herein in performance of any of its obligations under this Sublease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.
     11. ASSIGNMENT OR SUBLETTING. Subject further to all of the rights of the Landlord under the Master Lease and the restrictions contained in the Master Lease, Subtenant shall not be entitled to assign this Sublease or to sublet all or any portion of the Subleased Premises without the prior written consent of Sublandlord, which will not be unreasonably withheld.

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     12. SEVERABILITY. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.
     13. ENTIRE AGREEMENT; WAIVER. This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto and the Landlord provides prior written consent.
     14. CAPTIONS. Captions to the Sections in this Sublease are included for convenience only and are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.
     15. FURTHER ASSURANCES. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.
     16. GOVERNING LAW. This Sublease shall be governed by and in all respects construed in accordance with the internal laws of the State of New Hampshire.
     17. CONSENT OF LANDLORD. The validity of this Sublease shall be subject to the Landlord’s prior written consent hereto, and if Landlord’s consent shall not be obtained, then this Sublease shall be void and of no force or effect, and the Security Deposit and prepaid base rent paid by Subtenant to Sublandlord shall be immediately refunded to Subtenant. Subtenant acknowledges that the form of consent to be used by Landlord in the event Landlord is willing to consent to this Sublease shall be determined by Landlord in Landlord’s sole discretion.
     18. INSURANCE. Throughout the Sublease term, Subtenant shall keep the Premises continuously insured as hereinbelow set forth paying as the same become due all premiums in respect thereto:
          (a) Insurance to the extent of $1,000,000 per accident against liability for bodily injury, including death resulting therefrom, and to the extent of $1,000,000 per accident against liability for damage to property including loss of use thereof, incurring on or in any way related to the Premises or any part thereof, naming Sublandlord and Landlord as additional insureds, and
          (b) Insurance against loss to the Building of which the Premises are a part in amounts sufficient to replace such property, naming Sublandlord and Landlord as additional insureds.

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     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

“Sublandlord”:

CITIZENS SECURITIES, INC. a New Hampshire corporation

By:	/s/ Lisa M. Byrne

[Signature]
Typed Name: Lisa M. Byrne
Title: Vice President

“Subtenant”:

Nitro Data Systems, Inc. an Idaho corporation

By:	/s/ Terry Christensen

[Signature]
Typed Name: Terry Christensen
Title: President

Attest:	/s/ Lisa J. Duquette

[Signature]
Typed Name: Lisa J. Duquette
Title: Director of Finance & Administration

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Exhibit A
LEASE
230 COMMERCE WAY
PORTSMOUTH, NH
1. PARTIES
     Dornoch LLC, a limited liability company formed under the laws of the State of New Hampshire, with a mailing address of Suite 202, 170 Commerce Way, Portsmouth, NH 03801; (hereinafter called the “LESSOR”), does hereby lease to Citizens Securities a corporation formed under the laws of the State of California, with a mailing address of One Harbour Place, Portsmouth, New Hampshire, (hereinafter called “LESSEE”), and the LESSEE does hereby lease from the LESSOR the below described Premises.
2. PREMISES
     The space designated, as Class A office space in the Building located at 230 Commerce Way, Portsmouth, New Hampshire, containing approximately 12,000 +/- rentable square feet of floor space (the “Premises”) described more specifically in Exhibit “A” (to be attached). In addition to the Premises, LESSEE shall have the non-exclusive use, in common with others, of (i) the halls, entrances, stairways or other areas designated by the LESSOR from time to time as “Common Areas” of the building containing the Premises (“Building”); and (ii) the parking areas and access roads of the Building as the same may from time to time exist. LESSOR shall have the right to make changes to the Building in order to provide other and/or additional leasing and/or common areas and shall have the right to construct additions to the Building for such purposes as LESSOR may deem appropriate, provided, however, that the LESSOR shall notify the LESSEE in writing prior to undertaking such work and that such work shall be done as far as practical in such manner as to avoid interference with the LESSEE’S use of the premises.
3. TERM
     The term of this lease shall be for a period often (10) years, beginning on or about February 1, 1998, and ending on or about January 31, 2008 unless earlier terminated or extended pursuant to the provisions of this lease as set forth in Exhibit B attached.
4. RENT
     The LESSEE shall pay to the LESSOR base rent of approximately One Hundred Fourteen Thousand Dollars ($114,000.00) for Year One of this lease payable in monthly installments of Nine Thousand Five Hundred Dollars ($9,500.00) in advance on the first day of each month during the term hereof. LESSER shall pay to LESSOR in years two (2) through ten (10) the prior year’s actual rent plus an annual increase of 3%. Rent commencement will begin five (5) months after lease commencement as specified and memorialized in Exhibit B. However, LESSEE shall be responsible for any additional rent that exceeds the stop rates as specified in section 7, 14 and 15 during the entire term of the lease. All base rent installments shall be paid without prior notice or demand and without set off or deduction of any kind to Integrated Real Estate Services Corporation, Agent for Dornoch, LLC at 180 Middlesex Street,

P.O. Box 949, North Chelmsford, MA 01863, or to such other person or place as LESSOR or its authorized agent may from time to time designate in writing.
5. OPTION TO EXTEND
     Provided the LESSEE is in compliance with all of the terms and conditions of the lease at the time the option is to be exercised, the LESSEE shall have one (1) five (5) year option periods to renew the lease on the existing terms. In the event LESSEE intends to renew said lease, LESSEE shall give LESSOR notice in writing no sooner than fifteen (15) months and no later than twelve (12) months’ prior to the termination of the original or extended term. In the event LESSEE fails to give proper notification LESSEE shall forfeit said option.
     Base rent for the extended term shall be the actual prior year’s rent plus an annual increase of 3%.
6. SECURITY DEPOSIT
     LESSEE shall not be required to provide a security deposit.
7. TAXES
     7.1 As additional rent hereunder, LESSEE shall pay on a monthly basis its prorata share of real estate taxes assessed against property and the Building of which the Premises are a part. The LESSEE’S prorata share of such real estate taxes shall be estimated in Year One (1) by multiplying $1.01 by the number of rentable square feet in the Premises. Year Two (2) and each succeeding year’s estimate shall be based on the prior year’s actual taxes and shall be reconciled annually. The LESSEE’S prorata share is determined by the ratio of the rentable square footage of the Premises as referred to in Exhibit B, to the gross square footage of the Building (the “Pro Rata” Share”- ___RSF/___GRSF = ___%). The inclusion of any partial tax year in the term, shall result in the proration of the LESSEE’S liability hereunder to reflect the portion of the tax year included.
     7.2 LESSOR shall give the LESSEE prompt notice of all real estate taxes assessed for which LESSEE has any responsibility hereunder.
8. CLEANING
     LESSEE shall pay, as additional rent, on a monthly basis, actual cleaning, expenses for the Premises which shall be estimated at $0.50 per rentable square foot. Such estimate shall be confirmed and this lease subsequently amended with a cleaning contractor prior to LESSEE’S occupancy of the Premises. In addition, LESSOR shall provide LESSEE with the LESSOR’S invoice plus copies of the cleaning bills involved and, should LESSEE dispute the contractor’s rates or quality of service, if may submit to LESSOR its own cleaning contractor to compete for such cleaning contract. The parties shall use their combined efforts to choose a mutually acceptable contractor.

9. USE OF LEASED PREMISES
     LESSEE shall use the leased Premises for general office purposes.
10. BUILDING HOURS
     LESSEE shall have access to the Premises 24 hours a day, 7 days a week. For Common Area HVAC purposes, building hours shall be 8am-6pm, Monday through Friday and 8am-12pm; Saturday and Sunday.
11. COMPLIANCE WITH LAWS
          (a) The LESSEE agrees that no trade or business shall be conducted upon the Premises or use made thereof which will be disruptive, improper, noisy, offensive or contrary to any state or federal law, statute, regulation, or any municipal by-law or ordinance in force in the City of Portsmouth, and further agrees that it shall promptly procure any licenses and permits required for its use of the Premises. The LESSEE shall not permit or suffer the Premises, or any portions thereof, to be occupied or used for any disruptive, hazardous, noisy or disruptive purpose nor permit anything to done that will interfere with the rights, comforts, or conveniences of other occupants in the Building.
          (b) The LESSEE agrees to promptly and properly remove any trash on or near the Premises and not to permit any offensive odors to be emitted therefrom.
          (c) The LESSEE will not block the driveways, sidewalks, hallways or stairways in or around the Building.
          (d) No hazardous materials or chemical substances shall be stored, used, processed, or disposed of in any manner whatsoever in violation of any local, state or federal laws or regulations and only in accordance with the highest standards of the industry. The LESSEE shall not permit the release, discharge, emission, or leakage of any hazardous materials or chemical waste in, on or about the Premises. No such materials or substances shall be brought onto the Premises, except in the ordinary course of LESSEE’S business, provided that the LESSEE meets all of the requirements imposed by law and obtains all necessary licenses and permits. Immediately after such use, the LESSEE shall dispose of all hazardous wastes or materials using licensed transporters and disposers and shall keep adequate and detailed records of such disposition. LESSEE shall identify all such materials and substances whenever required by LESSOR and shall permit LESSOR to inspect the Premises and LESSEE’S records from time to time. In the event of any discharge or leakage of such materials caused by LESSEE, LESSEE shall be solely responsible for the reporting and cleaning up of the discharge according to laws and regulations, and shall fully and completely indemnify and hold LESSOR harmless from, any and all costs, expenses and/or liabilities arising therefrom. Any equipment using such material shall be dismantled promptly and removed from the Premises when discontinued in compliance with applicable regulations. No discontinued equipment or substances shall be allowed to remain on the Premises or shall be abandoned thereon.
          (e) The LESSEE shall have a yearly inspection of the Premises conducted by a certified pest control service. A copy of the report of such inspection is to be promptly sent to the LESSOR. If the report shows infestation, the LESSEE shall, contract for the necessary follow up services. Copies of all reports shall be sent to the LESSOR and the work continued until such time as the problem no longer exists. If the source of any pest problem, in the Building is traced to the Premises, the LESSEE shall pay for the cost of correcting the problem as additional rent.
     (f) LESSOR shall make all repairs, changes, alterations and additions required by the laws, ordinances, orders or regulations of any public authorities having jurisdiction over the Building and the Premises. However, LESSEE shall make all such repairs, changes, alterations, and additions because of any unlawful action or negligence of LESSEE or any breach or default by it under this Lease.
     (g) LESSOR Warrants and represents that to the best of its knowledge the common areas of the Building are in compliance with the requirements of Title III of the Americans with Disabilities Act of 1990, 42 U.S.C., 0012101 et seq. (“ADA”). LESSOR further represents and warrants that any alterations, modifications, upfit or construction performed by LESSOR to the Premises or the common areas located thereon shall be performed In compliance with, the ADA.
     LESSEE represents arid covenants that it shall conduct its occupancy and use of the Premises in accordance with the ADA (including, but not limited to modifying its policies, practices and procedures, and providing auxiliary aids and services to disabled persons).
     If the Lease provides that the LESSEE is to complete certain alterations and improvements to the Premises in conjunction with the LESSEE taking occupancy of the Leased Premises, LESSEE agrees that such work shall comply with the ADA and, on request of the LESSOR, LESSEE shall provide LESSOR with evidence reasonably satisfactory to LESSOR that such work was performed in compliance with the ADA. Furthermore, LESSEE covenants and agrees that any and all future alterations or improvements, made by LESSEE to the Leased Premises shall comply with the ADA.
12. FIRE INSURANCE
     LESSOR shall procure and continue in force and effect during the term hereof Fire and Extended Coverage Insurance on the building of which the Leased Premises are a part on a full value repair or replacement basis. LESSEE pro rata share of the premiums for such insurance shall be payable as operating costs pursuant to section 15 herein: Contents insurance shall be the responsibility of the LESSEE, and the LESSOR shall not be liable to the LESSEE for damage from any cause whatsoever to machinery and equipment, fixtures, furnishings, movable trade fixtures, inventory or other personal property of the LESSEE or of others in the premises. The LESSEE shall not permit any use of the premises which will make voidable any insurance on the Building and/or property of which the Premises are a part; or on the contents of said Building or which shall be contrary to law, regulation/or those standards from time to time established by the New England Fire Insurance Rating Association or any similar body succeeding to its powers. LESSEE shall pay, as additional rent, all extra insurance premiums caused by the LESSEE’S use of the Premises.

13. MAINTENANCE OF PREMISES
     The LESSEE agrees to maintain the interior of the Premises (as defined in Paragraph 2) in the same condition as they are at the commencement of the term or as they may be put in during the term of this Lease. Such maintenance includes, heating, air conditioning, electrical fixtures and the like, which are specific to and included with the Premises. The only exception to LESSEE’S responsibility shall be reasonable wear and tear, damage by fire and other casualty, maintenance of the roof top HVAC units and plumbing which extends beyond Premises. Notwithstanding anything contained in Section 13 to the contrary, LESSOR shall be responsible for any replacements or major repairs to such HVAC units unless such repairs are due to the negligence of LESSEE. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste. Notwithstanding anything to the contrary in this Section 13, LESSOR shall be responsible for the repair and maintenance of all utility mains and lines and plumbing lines servicing the Premises and agrees to keep in good order, condition and repair thereof, foundation and structural portion of the Building and Premises, excepting any damage thereto caused by the negligence of the LESSEE.
14. UTILITIES
     14.1 LESSEE shall pay, as additional rent, on a monthly basis, its prorata share of operating expenses related to providing gas, water, sewer and electricity to the Premises (calculated as provided in Section 7.1 above). The initial year shall be estimated at $1.80 per rentable square foot and shall be adjusted at the end of the first year of the lease, the rate shall be adjusted annually based on the prior year’s actual costs.
     14.2 LESSEE shall at its own expense:
          (a) Pay all additional charges applicable to the Premises including, but not limited to, telephone and trash removal and utilities separately metered to the Premises.
          (b) Pay for all work performed and materials supplied to the Premises by the LESSEE.
15. OPERATING COSTS
     15.1 LESSEE shall pay as additional rent on a monthly basis its prorata share (calculated as provided in Section 7.1 above) of operating costs relating to the land and building of which the Premises are a part. The LESSEE’S prorata share of such operating, costs shall be estimated in Year One (1) by multiplying $1.90 by the number of rentable square feet in the Premises. Year Two (2) and each succeeding year’s estimate shall be based on the prior year’s actual operating costs.
     15.2 Operating Costs shall mean and include, but not be limited to, all amounts expended by LESSOR for labor, materials, repairs, replacements, policing, all exterior lighting, restriping, sweeping, snow removal, sanding, landscaping and gardening, insurance expenses, common area cleaning, management fees, common area heat and electricity, maintenance contracts, security and other usual and customary expenses incurred in the operation and maintenance of Land and Building such as those containing the Premises. Roof repairs, exterior wall repairs, painting of exterior of Building and capital improvements are excluded from Operating Cost.
16. SPACE PLANNING & DESIGN
     LESSEE has retained Phyllis Stibler & Associates to prepare a preliminary space plan for the Premises at LESSEE’S sole cost and expense. LESSOR has retained ProCon Construction to prepare evolutionary design, construction drawings and specifications to be included in the costs of Lessee Improvements in an amount not to exceed $0.42.
17. LESSEE IMPROVEMENTS
     LESSOR shall deliver the Premises improved in accordance with the Plans and Specifications prepared by Pro Con Construction, copies of which are attached hereto as Exhibit A. LESSOR shall complete the work on or about February 1, 1998. The work shall be deemed to be completed when LESSOR sends LESSEE a written notice of completion accompanied by a certificate of occupancy applicable to the Premises. The work shall be completed in compliance with all applicable federal, state and municipal laws and regulations. During the course of construction LESSEE, its employees and agents may enter upon the Premises at reasonable times for the purpose of inspection and as soon as possible after such work is substantially completed, may enter upon the Premises for the purposes of installing improvements, fixtures, and other equipment, provided the same do not unreasonably interfere with the pursuit of the work. LESSOR represents that its general contract with Pro Con Construction is obligated to deliver a guarantee for a period of one (1) year from the date of completion for any defects in workmanship and materials, and that the plumbing, air conditioning and electrical, contractors are also required to deliver the same. LESSOR assigns to LESSEE all rights under its guarantees of the general contractor and subcontractors so that LESSEE shall have the full right and benefit of enforcing such guarantees if necessary. LESSEE may sue and recover any damages and costs of restoration and repair in the name of LESSOR or LESSEE as required.
     LESSOR shall allocate $19.00 per square foot towards the cost of the work and shall be responsible for the construction of the work. In the event that said cost of improvements shall be less than $19.00 per square foot, the difference shall be credited (against rent) to the LESSEE. All costs in excess of $19.00 per square foot shall be paid by LESSEE. Any amount in excess of $19.00 psf, at LESSEE’S option, shall bear interest at the fate of ten (10) percent per annum and be paid as additional rent in equal monthly payments of principal and interest so as to be fully paid over the term of the lease or paid upon lease commencement by LESSEE. LESSOR shall provide the additional improvements of re-painting and new carpeting (in substantially the same quality as the original carpeting) at the end of fifth year of the lease.
18. RENOVATIONS, ALTERATIONS AND ADDITIONS
     The LESSEE shall not make structural alterations or additions to the Premises. Nor shall LESSEE make non-structural alterations without the prior written consent of LESSOR, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at the LESSEE’S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics liens, or similar liens, to be placed upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE. All such allowed alterations shall become the property of the LESSOR at the termination of occupancy as provided herein.
19. ASSIGNMENT OR SUBLEASING
     The LESSEE may assign or sublet the whole, or any part of the Premises subject to LESSOR’S prior written consent, which consent shall not be unreasonably withheld. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this Lease. LESSEE may assign or sublet to its parent company, subsidiaries, or affiliate companies without LESSOR’S approval provided that the undersigned LESSEE shall remain liable for the obligations of LESSEE under this Lease. In this event, LESSEE shall confirm with LESSOR the compatibility of the Sublessee to the building.
20. SUBORDINATION
     This Lease shall be subject and subordinate to any and all mortgages; deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter granted by LESSOR on the Building and property of which the Premises are a part. The LESSEE shall, when required, promptly execute and deliver such written Instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust of other such instruments in the nature of a mortgage provided, however, that such mortgagee shall execute and deliver In writing its own guarantee that, so long as LESSEE is not in default of the Lease, its possession of the Premises shall not be disturbed by mortgagee, any person succeeding to the rights of mortgagee, or any purchaser at a foreclosure sale under said mortgage. If, by foreclosure or deed in lieu thereof, any mortgagee (or its successors and assigns) becomes the owner of LESSOR’S interest in the building and Premises, so long as LESSEE is not in default hereunder, its possession of the leased Premises shall not be disturbed. LESSEE agrees to attorn to and recognize any such mortgagee (or its successors and assigns) as owner for all purposes in place of and instead of LESSOR named in this Lease.
21. LESSEE’S LIABILITY INSURANCE
     The LESSEE shall maintain with respect to the Premises comprehensive public liability insurance in the amount of One Million Dollars ($1,000,000.00) per person and Two Million Dollars ($2,000,000.00) per occurrence for bodily injury with property damage insurance in limits of Five Hundred Thousand Dollars ($500,000.00) with responsible companies qualified to do business in New Hampshire and in good standing therein insuring the LESSOR as well as the LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit With the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter, within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured named therein.

22. SIGNS
     LESSEE shall be permitted, subject to LESSOR’S prior written consent and at LESSEE’S expense, to place a sign at the entrance to LESSEE’S office space. Said sign shall be in good taste, shall be consistent with the appearance of the Premises and shall be in compliance with all applicable statutes, ordinances, and regulations. A Building directory will be maintained in the main lobby and rear lobby of the Building at the expense of the LESSOR. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by LESSEE on any part of the outside or inside of the Premises or Building, without the prior written consent of the LESSOR. In the event of the violation of the foregoing by any LESSEE, LESSOR may remove same without any liability, and, may charge the expense incurred by such removal to the LESSEE violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each LESSEE at LESSOR’S expense, and shall be a size, color and style acceptable to the LESSOR. LESSOR agrees to give LESSEE the option for exterior signage if no larger Tenant occupies the Building.
23. LESSOR’S ACCESS
     The LESSOR or agents of the LESSOR may, at reasonable times, enter the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR shall elect to do, and may show the Premises to others, and at any time within three (3) months before expiration, of the term may affix to any suitable part of the Premises a notice for letting the Premises or property of which the Premises are part and keep the same so affixed without hindrance or molestation. In addition, the LESSOR reserves the right to enter the said Premises or any part thereof for the purpose of running, caring for and maintaining pipes, wires, plumbing, ducts or any other appliances or fixtures through the Premises which may be necessary or which are used in connection with other parts of the Building property of which the Premises are a part, provided LESSEE is given reasonable prior notice of the same except in the event of emergency.
24. INDEMNIFICATION
     The LESSEE will hold the LESSOR harmless and indemnified against all claims of whatever nature arising from any act, omission or negligence of LESSEE or LESSEE’S contractors, agents, employees, invitees, or arising from any accident, injury or damage whatsoever arising on or about the Premises, so long as the injury, loss or damage was not caused due to the fault of the LESSOR, LESSOR’S servants or agents. In the event LESSOR is made a party to any litigation against the LESSEE, the LESSEE shall, to the extent of its negligence, indemnify the LESSOR and hold the LESSOR harmless against the same and shall pay all costs, expenses and attorney’s fees resulting therefrom. In turn, the LESSOR will hold the LESSEE harmless and indemnified against all claims of whatever nature arising from any act, omission or negligence of LESSOR or LESSOR’S contractors, agents, employees, invitees, or arising from any accident, injury or damage whatsoever arising on or about the Premises, so long as the injury, loss or damage was not caused due to the fault of the LESSEE/LESSEE’S servants or agents. In the event LESSEE is made a party to any litigation against the LESSOR, the LESSOR shall, to the extent of its negligence, indemnify the LESSEE and hold the LESSEE harmless against, the same and shall pay all costs, expenses and attorney’s fees resulting therefrom.
25. DAMAGES, EMINENT DOMAIN
     Should a substantial portion of the Premises, or of the Building of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this Lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made and the LESSEE may elect to terminate this Lease if:
          (a) the LESSOR fails to give written notice within thirty (30) days of intention to restore the Premises, or
          (b) the LESSOR fails to restore the Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty, or taking.
     If LESSEE shall be deprived of the occupancy of any part of the Premises, a proportionate abatement of rent shall be made, on account of such destruction or injury or the making of such repairs.
     The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE’S fixtures, property or equipment and any relocation expenses or business interruption expanses and/or reimbursement available to LESSEE.
26. DEFAULT, BANKRUPTCY
          (a) In the event of any failure of LESSEE to pay any rent due hereunder, including additional rent, within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by LESSEE for more than thirty (30) days after written notice of such default shall be given to LESSEE or if more than thirty (30) days shall be required to cure a default because of the nature of the default if LESSEE shall fail within said thirty (30) days to commence and to thereafter proceed diligently to cure such default not to exceed an additional 30 days, or if LESSEE shall have declared bankruptcy or insolvency, or filed any debtor proceedings, or shall take or have taken against LESSEE in any court, pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any part of LESSEE’S property, or if LESSEE shall abandon the Premises or suffer this Lease to be taken under any writ of execution, then LESSOR, in addition to any and all rights or remedies, so long as acting lawfully, shall have the immediate right of re-entry and may remove all persons and property from the Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of LESSEE, all without service of notice or resort to the account of LESSEE, all without service of notice or resort to legal process and all without being deemed guilty of trespass or becoming liable for any loss which may be occasioned thereby.

          (b) Should LESSOR elect to re-enter as herein provided or should it take possession pursuant to any notice provided for by law, it may either terminate this Lease or may from time to time without terminating this Lease make such alterations and repairs as may be necessary to re-let the Premises, and re-let said Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as LESSOR in its sole discretion deems advisable. Upon each such re-letting all rentals received by the LESSOR from such, re-letting shall be applied in the order set forth below:
               (1) To the payment of any indebtedness other than rent due hereunder from LESSEE to LESSOR.
               (2) To the payment of any reasonable costs and expenses of such reletting including brokerage fees, attorney’s fees and costs of such alterations and repairs.
               (3) To the payment of rent due and unpaid hereunder.
               (4) The balance, if any, shall be held by LESSOR and applied in payment of future rents or expense if the same may become due and payable in accordance with the order set forth above.
     If such rentals received from such resetting during any month shall be less than the amount to be paid during that month by LESSEE pursuant to this Lease, then LESSEE shall pay to LESSOR any such deficiency, said deficiency to be calculated and paid monthly. No such re-entry or taking possession of the Premises by LESSOR shall be construed as an ejection of its part to terminate this Lease unless a written notice of such intention shall be given to LESSEE or unless the termination of this Lease shall be decreed by a court of competent jurisdiction.
          (c) Notwithstanding any such re-letting without termination, LESSOR may at any time thereafter elect to terminate this lease for any breach. In addition to any other remedies it may have, it may recover from LESSEE all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorney’s fees and including the worth at the time of such termination of the rental due if any, for the remainder of the said stated term, all of which amounts shall be immediately due and payable by LESSEE to LESSOR.
27. NO WAIVER
     LESSOR’S failure to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. LESSOR’S receipt of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. LESSOR shall not be deemed to waive any provision of this Lease unless the same is in writing and signed by LESSOR.
28. HOLDING OVER
     Any holding over after the expiration of the term of this Lease, or any renewal or extension thereof, with the consent of the LESSOR shall be construed to be a tenancy from month to month at the base rental herein specified plus twenty five percent (25%), unless otherwise negotiated between the, parties,, and additional rent, and shall otherwise be on the terms and conditions specified in this Lease so far as the same may be applicable.
29. USE OF PARKING AREA
     LESSOR shall provide LESSEE with five (5) parking spaces per 1000 square feet of leased space at no additional charge. The LESSEE shall have the non-exclusive right to the use in common with others; the parking facilities on the property of which the Premises are a part although the LESSOR may make rules governing such parking. The LESSOR shall manage said parking area and shall engage a contractor to remove snow therefrom when accumulation has reached two (2) inches or more, provided that the LESSOR shall be under no liability for failure of removal due to weather conditions, accidents or other causes beyond LESSOR’S control. The LESSOR reserves the right to build additional structures on the parking area, provided that the minimum number of spaces required by law is maintained. The LESSEE agrees that it and the LESSEE’S employees shall park in an area designated as “LESSEE” and “employee” parking if so requested by the LESSOR.
30. NOTICE
     Any notice from the LESSOR to the LESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed, duly served if left at the Premises addressed to the LESSEE or if mailed to the Premises, registered or certified mail, return receipt requested postage prepaid, addressed to:
Citizen’s Securities
230 Commerce Way Suite 100
Portsmouth, NH 03801
Any notice from the LESSEE to the LESSOR relating to the Leased Premises or to the occupancy thereof shall be deemed duly serviced if mailed to the LESSOR by registered or certified mail, return receipt requested, postage paid, addressed to the LESSOR’S address set forth below, or at such other address as the LESSOR may from time to time advise in writing.
Dornoch, LLC
c/o Seaboard Property Management, Inc.
170 Commerce Way, Suite 202
Portsmouth, NH 03801
with a copy to:
Dornoch, LLC
c/o Integrated Real Estate Services Corporation
180 Middlesex Street
P.O. Box 949
North Chelmsford; MA 01863

31. SURRENDER
     The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE’S goods and effects from the Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside, the Premises). LESSEE shall deliver to the LESSOR the Premises and all keys and locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE’S failure to remove any of LESSEE’S property from the Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’S expense, or to retain same under LESSOR’S control or to sell at public or private sale, without notice, any or all of the property not so removed, and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.
32. INTERRUPTION OF UTILITIES
     All utility services provided by LESSOR are subject to interruption due to any accident, the making of repairs, alterations or improvements, labor difficulties, trouble obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Building, or to any other cause, beyond the LESSOR’S control, and LESSOR shall not be liable for any cost or expense incurred because of any such interruption, provided, however, LESSOR shall diligently attempt to make such repairs or renewals to Building distribution lines and facilities as may be required to restore such service.
33. REPRESENTATION
     There are ho representations, statements and/or understandings made by the LESSOR, its agents, employees or servants other than those expressly set forth in writing herein. LESSEE expressly agrees that it is not relying on any representations, statements and/or understandings, written or oral, other than those, expressly set forth herein, in leasing the Premises. LESSEE was not induced by LESSOR or its agents, servants, or employees, to lease the Premises. LESSEE agrees that it had an opportunity to obtain independent counsel and have said counsel review this Lease prior to its signing it. By signing below, LESSEE agrees that all terms of the Lease are set forth in this Lease and that the LESSEE has read and understood these terms.
34. DEFINITION
     The terms “LESSOR” and LESSEE” shall be deemed to include their heirs, executors, administrators, successors and assigns, whenever the context so admits.
35. GOVERNING LAW
     This Lease shall be construed and interpreted by the internal substantive laws of the State of New Hampshire.

36. EFFICIENT OPERATION AND ACCOUNTING BY LESSOR
     The LESSOR shall operate the Building efficiently and economically and at the same time keep operating expenses at a reasonable minimum all in accordance with standards for running similar buildings in and around Portsmouth, New Hampshire. In connection therewith the LESSOR shall protest the assessment used in computing real estate taxes against the Building and the Lot and if necessary, shall seek to obtain favorable rates in connection with all “Common Costs,” and shall purchase insurance by means which will not cause unnecessary and additional premiums. It is the intent and purpose of the parties hereto that the LESSOR will incur no additional or unreasonable expenses in the operation of the Building far the reason than such expenses can be passed on to the LESSEE.
37. BROKERAGE
     The parties recognize that the broker who negotiated this Lease is Michael Kane of The Kane Company and agree that the LESSOR shall be solely responsible for the payment of the brokerage commissions to said broker, and that the LESSEE shall have no responsibility therefor.
38. MEMORANDUM OF LEASE
     At the time of the execution of this Lease the parties shall join in the execution of a notice or memorandum of lease in proper form for recording at the Rockingham County Registry of Deeds setting forth the existence and terms of this Lease.
39. LESSOR’S COVENANTS
     The LESSOR hereby covenants with the LESSEE and makes the following representations and warranties to the LESSEE:
          (a) The LESSOR is the record owner of the Premises in fee simple absolute; and
          (b) To the best of the LESSOR’S knowledge, the LESSOR is not in default of any mortgages encumbering the Premises nor has committed any act or omission that would place any such mortgages in default; and
          (c) To the best of the LESSOR’S knowledge, the LESSOR is not in violation of any building, zoning, health, fire or public safety or environmental laws or regulations with respect to the Premises.
40. BUSINESS INTERRUPTION
     The LESSOR acknowledges that the LESSEE uses certain equipment (including, but not limited to, photo plotters and enlargers) in its operations that is sensitive to vibrations. The LESSOR is aware of the LESSEE’S need for a relatively vibration-free environment, which must be maintained for the LESSEE’S operations. Accordingly, the LESSOR agrees that it will require all occupants of the Building to Shock-mount any and all equipment or machinery which would be reasonably likely to negatively impact on the LESSEE’S use of such equipment in its operations. In the event the LESSEE’S equipment is at any time negatively affected by vibration originating from other portions of the Building or Lot, the, LESSOR, upon notice from the LESSEE, shall proceed immediately to take such steps as are necessary, at the LESSOR’S sole cost and expense, to reduce such vibration to levels, acceptable to the LESSEE. Furthermore, the LESSOR shall not undertake any alterations, repairs or improvements or other activities in the Building or on the Lot which would be reasonably likely to negatively impact upon LESSEE’S use of such equipment without prior written notice to LESSEE. Notwithstanding the foregoing, LESSEE acknowledges and agrees that LESSOR does not need to notify LESSEE for improvements and space configuration for other LESSEES in the building and agrees to accept the possible disturbances that can occur within the normal and customary scope of such activities.
41. QUIET ENJOYMENT
     LESSEE, on paying the rents and performing all of the covenants and conditions hereof, shall peaceably and quietly enjoy the Premises free from claims by any party claiming by, through or under LESSOR.
IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 24th day of December 1997.

LESSOR:	LESSEE:

Dornoch, LLC	Citizens Securities

/s/ [Illegible]	/s/ Joseph F. Keefe

Its Authorized MANAGER	Its Authorized Executive V.P. General Counsel

LEASE AMENDMENT
     THIS AMENDMENT, made and agreed upon this 25 day of September 1998, by and between Citizens Securities Inc., a corporation, formed under the laws of the State of California, hereinafter referred to as “Tenant” and Dornoch, LLC, hereinafter referred to as “Landlord”,
WITNESSETH
     The Landlord and Tenant entered into a certain lease dated December 24, 1997, (“Lease”) covering certain Premises designated as 230 Commerce Way, Portsmouth, New Hampshire 03801, as more particularly described in said Lease,
     WHEREAS, in consideration of the foregoing, the parties hereto agree that:
     (1) Lessee shall pay, as additional rent, on a monthly basis, the actual cleaning expenses for the Premises;
     (2) Lessor shall submit a cleaning contract to Lessee for its approval, based upon Lessee’s cleaning specifications; and
     (3) Under Section 8 of the Lease, the Lease shall be amended to acknowledge Lessee’s acceptance or rejection of the contract submitted by the Lessor.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby mutually agree that the contract between Dornoch, LLC and Town and Country Services, Inc. dated May 10, 1998, copy of which is attached hereto, is accepted by Lessee.
     This Amendment, and each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

DORNOCH, LLC	CITIZENS SECURITIES

/s/ [Illegible]	/s/ Joseph F. Keefe

Its MANAGER	EXECUTIVE VICE PRESIDENT

Town and Country Services, Inc.
694 Portsmouth Ave., P.O. Box 40
Greenland, N.H. 03840
TEL 436-8820
FAX 436-2058
EMAIL TANDC@NH.ULTRANET.COM
May 10, 1998
Dornoch LLC
c/o Seaboard Property Management
Attn: Tom Ryerson
170 Commerce Way
Portsmouth, N.H. 03801
(603) 436-1870
Dear Tom,
Please allow this to serve as a contractual agreement for the proposal dated 2/17/98 between Dornoch LLC and Town and Country Janitorial Services, Inc., for the 5 (five) night per week cleaning of your offices located in the Citizens’ space at 230 Commerce Way.
Town and Country Janitorial Services, Inc. observes the following legal holidays: New Years Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas.
The terms of this agreement will be in effect for one year from the first day of service.
The contract price, in accordance to said proposal dated 5/10/98, is as follows:
     1. Citizens will be pre-billed monthly at the rate of $270.00 per week, due net 30.
     2. Citizens is responsible for supplying all liners, soap and paper products.
As a courtesy, this contract may be terminated by either party, said Dornoch LLC or Town and Country Janitorial Services, Inc., with a 30 (thirty) day written notice.

Date: 5-11-98		Date:	6-3-98
Seaboard Property Management, Inc.

Signature:	/s/ Daniel M. Thompson	Signature:	/s/ Thomas Ryerson

Daniel M. Thompson		Tom Ryerson
Town and Country Janitorial Services, Inc.		Seaboard Property Management

Town and Country Services, Inc.
694 Portsmouth Ave., P.O. Box 40
Greenland, N.H. 03840
TEL 436-8820
FAX 436-2058
EMAIL TANDC@NH.ULTRANET.COM
May 10,1998
Citizens
c/o Seaboard Property Management
Attn: Tom Ryerson
170 Commerce Way
Portsmouth, N.H. 03801
(603) 436-1870
Dear Tom,
The following proposal has been designated to address all of your cleanliness needs on a consistent five (5) night per week basis for your Citizens’ (12,000 sq ft) space located at 230 Commerce Way, Portsmouth, NH. The specifications are listed as follows:
FOYER / ENTRYWAYS / RECEPTION AREA
Dust all displays, pictures, plaques, tables and chairs
Damp clean reception counter top
Feather dust mini blinds
Clean door glass
Vacuum all carpeting
Vacuum all mats
OFFICE AREAS
Dust chairs, pictures, file cabinets, bookshelves and tables without disturbing any materials
Dust computers, copy machines and other related office equipment
Damp wipe tops of cubicles and window sills
Feather dust mini blinds
Empty trash receptacles and replace liners
Vacuum all carpeting
CONFERENCE ROOM
Damp wipe conference table, shelves, pictures and displays
Feather dust mini blinds
Damp wipe window sills
Empty trash receptacle and replace liner
Vacuum all carpeting

KITCHEN
Clean and sanitize sink, countertops, and cabinets
Clean microwave and coffee service
Damp clean and sanitize tables and chairs
Clean exterior of toaster and refrigerator
Clean and refill paper dispensers
Empty trash receptacle and replace liner
Sweep and damp mop floor
ADDITIONAL SERVICES AVAILABLE
(Optional)

Carpet cleaning:	Truck Mount: $0.25 per square foot { recommend 1-2 times per year }

Vinyl floor care:	Wash and recoat $0.30 per square foot { recommend 1-2 times per year } Machine strip, seal and recoat $0.40 per square foot

Leather chairs:	Estimate upon request

Mini-blinds:	Complete washing...estimate upon request

Windows:	Interior glass = Estimate upon request
Town and Country will supply all chemicals and cleaning apparatus to meet the cleanliness demands. All necessary trash can liners, paper supplies and soaps would be the responsibility of Citizens. Should you prefer for Town and Country to supply all trash can liners, soaps and paper products as well, the monthly invoice will reflect this is a separate service, billed accordingly, in relation to the quantity used.
The above services will be provided between the hours of 6:00 pm and 6:00 am.
The contract price for five (5) nights per week is $270.00 per week, pre-billed monthly, due net 30 days.
Town and Country recognizes the 6 major holidays each year. The holidays are: New Years Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas.
Thank you for considering Town and Country to meet your cleanliness needs.
Sincerely
/s/ Daniel M. Thompson

Daniel M. Thompson
Thompson Town & Country Services, Inc.

LEASE MODIFICATION AGREEMENT
This Lease Modification Agreement made this 19th day of July, 1999 by and between Dornoch L.L.C. (hereinafter referred to as “Lessor”) and Citizens Securities, Inc. (hereinafter referred to as “Lessee”).
WHEREAS, Lessor and Lessee entered into a certain Lease Agreement dated December 24, 1997 for the rental of certain property located at 230 Commerce Way, Portsmouth, New Hampshire, containing 12,000 +/- rentable square feet of floor space, and which the Lease was modified by Lease Amendment dated September 25, 1998, and;
WHEREAS, Lessor and Lessee are desirous of effectuating certain changes, modifications and alterations to said Lease;
NOW, THEREFORE, in consideration of the mutual promises expressed herein, it is hereby agreed as follows:
1.	The Lessor shall hereby lease to the Lessee the 880 +/- of additional rentable square feet on the third floor of 230 Commerce Way, adjacent to the premises currently occupied under the existing Lease.

2.	The term for the additional space shall run coterminus with the existing Lease as amended, which empires May 31, 2008.

3.	Commencing, September 1, 1999 (or whenever the premises is deliverable) the Lessee shall pay rent to the Lessor for the additional space at the base rate of $14.00 per square foot. Actual base rent for the nine (9) months ending May 31, 2000 shall be $13.86 per rentable square ft. Commencing June 1, 2000 and until the end of the existing lease term, the base rent for the additional space shall be the prior year’s base rent ($14.00) plus an annual increase of 3%. Lessee shall pay additional rent on the additional space subject to the same terms and conditions as the existing lease.

4.	Lessor shall provide fit up of the additional 880 +/- additional rentable square foot space to include: ceiling and lighting; window treatment; electrical wiring; telephone cable; painting; carpeting; and HVAC identical to that which currently exists in that portion of the Lessee’s current space which shall be adjacent to this additional space.

5.	The design and installation of cable and data requirements shall be the responsibility of the Lessee who shall coordinate with the Lessor’s fit up contractor on the number and location of electrical drops needed.

6.	Lessee shall be allowed to occupy the space as soon as the space is ready for occupancy. The commencement date for the term of this Modification will be September 1, 1999 (or whenever the premises are deliverable). The amount of rentable square feet leased will be confirmed in writing after occupancy.

7.	This Lease Modification Agreement is subject to approval by Lessor’s Mortgagee.

8.	This Agreement is subject to all other terms and conditions as stated in the Lease dated December 24, 1997 and as amended September 25, 1998.

9.	This Lease Modification Agreement shall bind the heirs, executors, administrators and assigns of Lessor and Lessee.
IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease Modification Agreement the day and year first above written.

LESSOR: Dornoch L.L.C.		LESSEE: Citizens Securities, Inc.

By:	/s/ [Illegible]	By:	/s/ Joseph F. Keefe

Joseph F. Keefe

LEASE MODIFICATION AGREEMENT
This Lease Modification Agreement made this 19th day of June, 2000 by and between Dornoch L.L.C. (hereinafter referred to as “Lessor”) and Citizens Securities, Inc. (hereinafter referred to as “Lessee”),
WHEREAS, Lessor and Lessee entered into a certain Lease Agreement dated December 24, 1997 for the rental of certain property located at 230 Commerce Way, Portsmouth, New Hampshire, containing 12,000 +/- rentable square feet of floor space, and which Lease was modified by Lease Amendment dated September 25, 1998, and another Lease Modification Agreement dated July 19, 1999.
WHEREAS, Lessor and Lessee are desirous of effectuating certain changes, modifications and alterations to said Lease;
NOW THEREFORE, in consideration of the mutual promises expressed herein, it is hereby agreed as follow:
1.	The Lessor shall hereby lease to the Lessee 8,323 +/- of rentable square feet on the first floor of 230 Commerce Way (Suite 101).

2.	The term for the additional space shall run conterminons with the existing Lease as amended, which expires May 31, 2008.

3.	The Lessee shall pay rent to the Lessor for the additional space at the base rate of $14.50 per square foot, plus an annual increase of 3%. Such increases shall coincide with the existing lease. Lessee shall pay additional rent as described in this paragraph on the additional space referenced in Paragraph 1 above, subject to the same terms and conditions as the existing lease.
3a.	Lessor will make best efforts to assist Lessee in erecting exterior building signage.
4.	Lessee and Lessor shall agree on any necessary minor modifications to the Premises within 60 days of execution of this agreement. Such agreement shall be memorialized as an attachment to this agreement. Lessor agrees to complete all modifications to Lessee’s reasonable satisfaction prior to occupancy.

5.	The design and installation of cable and data requirements hall be the responsibility of the Lessee who shall coordinate with the Lessor’s fit up contractor on the number and location of electrical drops needed. Lessor shall provide any reasonable necessary assistance to Lessee in regard to the completion of this process.

6.	Lessee shall be allowed to occupy the space as soon as the space is ready for occupancy. The commencement date for the term of this Modification will be on or about September 1, 2000. Lessee’s obligation to pay rent shall commence on January 1, 2001.

7.	This Lease Modification Agreement is subject to approval by Lessor’s Mortgage.

8.	This Agreement is subject to all other terms and conditions as stated in the Lease dated December 24, 1997 and as amended September 25, 1998 and July 19, 1999.

9.	This Lease Modification Agreement shall bind the heirs, executors, administrators and assigns of Lessor and Lessee.
IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease Modification Agreement the date and year first above written.

LESSOR: Dornoch L.L.C.		LESSEE: Citizens Securities, Inc.

By:	/s/ [Illegible]	By:	/s/ [Illegible]

EXHIBIT B
[Floor Plan Omitted]

SUBLEASE AGREEMENT
     This Amendment is made as of the 17th day of January, 2005, by and between Citizens Securities, Inc., a New Hampshire corporation (hereinafter referred to as “Sublandlord”) and GO2MARKET.COM, INCORPORATED, d/b/a NitroSecurity, a Minnesota corporation (hereinafter collectively referred to as “Subtenant”) with regard to the following facts.
RECITALS :
     A. The Sublandlord and Subtenant entered into a certain Sublease dated November 9, 2004 (“Sublease”) concerning approximately 4,343 +/- rentable square feet of office space located on the 3rd floor of the building (the “Building”) located at 230 Commerce Way, Portsmouth, New Hampshire.
     B. Sublandlord and Subtenant desire to effect certain changes, modifications and alterations to said Sublease.
TERMS
     In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.
     1. Sublandlord hereby subleases to Subtenant and Subtenant hereby hires and takes from Sublandlord approximately 3,000 +/- of additional rentable square feet on the third floor of 230 Commerce Way.
     2. The term for the additional space shall commence on Jan. 31, 2005 and shall run from month to month. This Amendment may be terminated by either party upon fourteen (14) days written notice. In addition, this Amendment is subject to the termination provisions in the Master Lease.
     3. Subtenant shall pay rent for the additional space during the term of this Amendment to the Sublease in the amount of $3,000 per month, payable monthly in advance on the first day of each month. Furthermore, in the event that the term of this Amendment to the Sublease shall begin or end on a date which is not the first day of a month, rent shall be prorated as of such date.
     4. Subtenant covenants and agrees to use the additional space in accordance with the provisions of the Master Lease and for no other purpose and otherwise in accordance with the terms and conditions of the Master Lease, the Sublease and this Amendment to the Sublease. Subtenant shall not alter or improve the additional space without the Sublandlord’s and Landlord’s prior approval. Subtenant’s only access to the additional space shall be through the 4,343 +/- rentable square feet rented by Sublandlord to Subtenant in the Sublease. Subtenant shall not have use of the kitchen on the third floor of Commerce Way. Subtenant shall in no way interfere with the Dunfeys’ use and occupancy of the third floor of Commerce Way and Subtenant shall use its best efforts to cooperate with the Dunfeys in the use and regulation of the lighting, heat and air conditioning of the additional rentable space.

     5. This Amendment to the Sublease is subject to all other terms and conditions as stated in the Master Lease and Sublease.
     6. This Amendment to the Sublease shall bind the heirs, executors, administrators and assigns of Subtenant and Sublandlord.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Sublease to be executed as of the day and year first above written.

“Sublandlord”:

CITIZENS SECURITIES, INC. a New Hampshire corporation

By:	/s/ Lisa M. Byrne

[Signature]
Typed Name: Lisa M. Byrne
Title: Vice President

“Subtenant”:

GO2MARKET.COM, INCORPORATED d/b/a NitroSecurity a Minnesota corporation

By:	/s/ Terry Christensen

[Signature]
Typed Name: Terry Christensen
Title: President & CEO

Attest:	/s/ Lisa J. Duquette

[Signature]
Typed Name: Lisa J. Duquette
Title: VP Finance & Admin